UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006 (November 14, 2006)

APEX CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27001 (Commission File Number)	91-1939535 (I.R.S. Employer File Number)

No. 507 Royal Plaza, 21-1 Wenyi Road,
Shenhe District, Shenyang City, Liaoning Province, China, Postal Code 110000
(Address of principal executive offices)

(86) 24-25899840
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 14, 2006, Apex Capital Group, Inc.. (the “Company”) dismissed Child, Van Wagoner & Bradshaw, PLLC (“Child, Van Wagoner & Bradshaw”) as its principal independent accountant following the change of control of the company reported on the Current Report on Form 8-K dated October 26, 2006 and incorporated herein by reference. Child, Van Wagoner & Bradshaw’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Child, Van Wagoner & Bradshaw on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Child, Van Wagoner & Bradshaw with a copy of the disclosures it is making in response to this Item 4.01 prior to the day that this Current Report on Form 8-K is being filed with the SEC. The Company requested that Child, Van Wagoner & Bradshaw furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of such a letter provided by Child, Van Wagoner & Bradshaw is filed as Exhibit 16.1 to this Current Report.

On November 14, 2006, the Company retained Moore Stephens, P.C. to serve as its principal independent accountant. The Company’s board of directors approved the decision to dismiss Child, Van Wagoner & Bradshaw as the Company’s principal independent accountant and to retain Moore Stephens, P.C. to serve as the Company’s principal independent accountant.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated November 15, 2006 from Child, Van Wagoner & Bradshaw, PLLC to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX CAPITAL GROUP, INC.

Date: November 14, 2006	By: /s/ Shushun Feng
Name: Shushun Feng
Title: President and Chief Executive Officer